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                                 PROMISSORY NOTE

August 3, 2001                                                          $550,000
                                                                    New York, NY

         FOR VALUE RECEIVED, the undersigned, MANHATTAN MEDIA CORP., a New York corporation ("Borrower"), hereby unconditionally promises to pay to the order of NEWS COMMUNICATIONS, INC., a Nevada corporation, or its successors and assigns ("Payee"), at 2 Park Avenue, Suite 1405, New York, NY, 10016, the principal amount of Five Hundred Fifty Thousand Dollars ($550,000), with interest thereon from the date hereof at a rate per annum equal to five percent (5%), in accordance with the provisions of this Promissory Note (this "Note").

         This Note is referred to as the Note in that certain Stock Purchase Agreement dated August 3, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Stock Purchase Agreement") by and between Borrower and Payee and is entitled to the benefits thereof and is subject to the terms, conditions and provisions set forth therein. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Stock Purchase Agreement.

         The obligations of Borrower under this Note are (i)guaranteed by Manhattan Publishing Corp., a New York corporation ("Manhattan Publishing"), Access Network Corp., a New York corporation ("Access"), and West Side Newspaper Corp., a New York corporation ("West Side," and collectively with Manhattan Publishing and Access, individually a "Company" and collectively the "Companies"), pursuant to that certain Guaranty dated August 3, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Guaranty"), (ii) secured by a security interest in all of the assets of Manhattan Publishing, Access and West Side, pursuant to that certain Security Agreement dated August 3, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement") by and among Payee and the Companies and (iii) secured by all of the outstanding capital stock of the Companies pursuant to that certain Pledge Agreement dated as of August 3, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement") by and between Payee and Borrower, and this Note is entitled to the benefits thereof and is subject to the terms and conditions and provisions set forth therein.

1.       Payments under Note.

         Subject to the provisions of Sections 3 and 4 hereof, Borrower shall pay to Payee the principal payment of Five Hundred Fifty Thousand Dollars ($550,000) in three consecutive annual installments (the "Installment Payments") in accordance with the following payment schedule:

                  (i) A principal payment of Fifty Thousand Dollars ($50,000) plus accrued but unpaid interest on the outstanding balance of the Note shall be payable on the first anniversary of the date hereof;






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                  (ii) A principal payment of Fifty Thousand Dollars ($50,000)
         plus accrued but unpaid interest on the outstanding balance of the Note shall be payable on the second anniversary of the date hereof; and

                  (iii) A principal payment of Four Hundred Fifty Thousand Dollars ($450,000), together with all other amounts that may be outstanding hereunder (including, without limitation, any accrued but unpaid interest), shall be payable on the third anniversary of the date hereof.

2.       Right to Setoff.

         Borrower shall have the right to setoff against payments due hereunder the claims for indemnity arising under and subject to Article IX of the Stock Purchase Agreement.

3.       Mandatory Prepayment.

         Within five (5) business days of the occurrence of a Change of Control (as defined below), Borrower shall prepay the outstanding principal on this Note (and any accrued interest thereon, if any). For purposes of this Note, a "Change of Control" shall mean, after the date hereof, (i) an acquisition of beneficial ownership (in one transaction or a series of transactions contemplated or arranged by any party as a single plan), directly or indirectly, by any Person or group (within the meaning of the Securities and Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower or any Company, as applicable, on the date hereof; (ii) a merger or consolidation of Borrower or any Company in which Borrower or such Company is not the continuing or surviving company or pursuant to which Borrower's or any Company's shares of capital stock are converted into cash, securities or other property other than a consolidation or merger of Borrower or such Company in which the holders of Borrower's or such Company's voting stock immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation or company, as applicable, (iii) a merger or consolidation of Borrower or any Company in which Borrower or such Company is the continuing or surviving company and in which the holders of Borrower's or such Company's voting stock immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own less than 50% of the voting stock of Borrower or such Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Borrower or any Company. Notwithstanding anything contained herein to the contrary, (A) any acquisition of securities directly from Borrower shall not constitute a Change of Control and (B) none of the transactions contemplated by the Post-Closing Reorganization shall constitute a Change of Control so long as contemporaneously with the consummation of the Post-Closing Reorganization, Manhattan Media, LLC, as the successor to Borrower, shall execute and deliver to Payee an Allonge to this Note, in form and substance satisfactory to Payee, whereby Manhattan Media, LLC shall assume all of the obligations of Borrower under this Note.

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4.       Voluntary Prepayment.

         Borrower shall have the right at any time to prepay all or any portion of the outstanding principal amount of this Note, without penalty or premium. A prepayment of less than all of the outstanding principal amount of this Note will be applied (a) against the Installment Payments in inverse order of maturity and (b) with respect to each such Installment Payment, first, against accrued interest and then, against principal. All payments shall be made with accrued interest on the amount so prepaid.

5.       Events of Default.

         If any of the following events shall occur and be continuing (each an "Event of Default"), then the holder of this Note may by notice in writing to Borrower (and in the case of (c) and (d) below, immediately without any notice) declare it to be, and thereupon such Note shall forthwith become, immediately due and payable:

                  (a) Borrower shall fail to pay the principal or interest thereon within fifteen (15) days when due;

                  (b) Borrower or any of the Companies dissolves or is liquidated; provided, however, that any dissolution or liquidation of Borrower or any Company in connection with the Post-Closing Reorganization shall not constitute an Event of Default hereunder;

                  (c) Borrower or any of the Companies shall admit in writing its inability to pay its debts as they become due, file a petition in bankruptcy or make a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors, commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any state or any analogous bankruptcy or insolvency law of any other jurisdiction;

                  (d) Borrower or any of the Companies shall be adjudged bankrupt, or a court shall enter an order, judgment or decree, appointing a receiver, trustee, liquidator or conservator of Borrower or any of the Companies or of the whole or any substantial part of any of their properties, or approve a petition filed against Borrower or any of the Companies seeking reorganization or similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States or any state or any analogous bankruptcy or insolvency law of any other jurisdiction, or if, under the provisions of any other law for the relief or aid of Borrower or any of the Companies, a court shall assume custody or control of Borrower or any of the Companies or of the whole or any substantial part of their properties, or if there is commenced against Borrower or any of the Companies, or if Borrower or any of the Companies by any act indicates its consent to, approval of or acquiescence in, any such proceeding or petition;

                  (e) So long as the Lease Guaranty is in effect, the Replacement Security has been withdrawn or decreased without the written consent of the Landlord;

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                  (f) Borrower or Manhattan Publishing or its successor shall default under the terms of any Indemnity Agreement following any applicable notice and grace period thereunder;

                  (g) Borrower or any of the Companies shall breach any of the warranties, covenants or agreements made in the Stock Purchase Agreement, any Security Agreement, any Pledge Agreement or any Guaranty following any applicable notice and grace period thereunder; or

                  (h) Borrower shall default under the terms of any NCI Contract following any applicable notice or grace period thereunder.

         In addition, during the occurrence of an Event of Default, the holder of this Note shall have all the rights and remedies under applicable law and, in addition, may enforce its rights and remedies under the Pledge Agreement and/or the Security Agreements, including, without limitation, under the applicable Uniform Commercial Code with respect to its rights in respect of such agreement.

6.       Default Rate.

         In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of this Note shall bear interest at a rate per annum equal to twelve percent (12%).

7.       Amendment and Waiver.

         Except as otherwise expressly provided herein, the provisions of this Note may only be amended by written agreement between Borrower and Payee.

8.       Cancellation.

         After all amounts owed pursuant to this Note have been paid in full, this Note will be surrendered to Borrower marked "cancelled" and will not be reissued.

9.       Waiver of Presentment, Demand and Dishonor.

         Except as expressly set forth herein, Borrower hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, and diligence with respect to this Note, and to the extent permitted by applicable law, waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption or homestead.

         No failure on the part of Payee hereof to exercise any right or remedy hereunder with respect to Borrower, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of Borrower evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be

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construed so as to preclude the exercise of any right Payee may have, whether by the laws of the state governing this Note, by agreement or otherwise; and to the extent permitted by applicable law, Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

10.      Usury.

         Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Payee and Borrower intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force. If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity.

11.      Governing Law.

         This Note shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereof (except for 5-1401 of the General Obligations Law of the State of New York).

12.      Forum Selection.

         The parties agree that for any and all legal proceedings arising out of this Note, such proceedings shall be commenced and proceed in the Federal or State Courts sitting in the State of New York. The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

13.      Mutual Waiver of Jury Trial.

         BORROWER AND PAYEE WAIVE ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING UNDER OR RELATING IN ANY WAY TO THIS NOTE.

14.      Costs.

         Borrower agrees to pay to Payee on demand all reasonable and documented expenses paid or incurred, including without limitation court costs and reasonable attorneys' fees in connection with any default by Borrower hereunder or any enforcement by Payee of its rights hereunder.

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         IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the date first above written.

                                                     MANHATTAN MEDIA CORP.

                                                     By: /s/ Thomas Allon
                                                        ------------------------
                                                        Name:  Thomas Allon
                                                        Title: President


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